Exhibit 10.4

MATERIAL TRANSFER AGREEMENT

By and Between

CORAUTUS GENETICS INC.,

A Delaware Corporation,

And

CARITAS ST. ELIZABETH’S MEDICAL CENTER OF BOSTON, INC.,

A Massachusetts Not For Profit Corporation

August 10, 2005

effective as of August 1, 2004

MATERIAL TRANSFER AGREEMENT

THIS MATERIAL TRANSFER AGREEMENT is entered into, effective as of the 1st day of August 2004, by and between CORAUTUS GENETICS INC., a Delaware Corporation (“Corautus”), and CARITAS ST. ELIZABETH’S MEDICAL CENTER OF BOSTON, INC., a Massachusetts Not For Profit Corporation (“Recipient”).

W I T N E S S E T H:

WHEREAS, Corautus licenses intellectual property rights to the vascular endothelial growth factor-2 gene, referred to as VEGF-2, and has produced proprietary naked plasmid DNA encoding for VEGF-2, including plasmid DNA sometimes referred to as phVEGF-2 or pVGI.1(VEGF2);

WHEREAS, Recipient desires to use the VEGF-2 gene and/or plasmid DNA material and related documentation for the limited purpose of the Research Study as hereinafter defined;

WHEREAS, Corautus has agreed to transfer to Recipient, and Recipient has agreed to receive from Corautus, certain quantities of Original Biological Materials, as defined below, and related documentation for such limited purposes pursuant to the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.01 Definitions. For purposes of this Agreement, the following capitalized terms shall have the following respective means:

(a) “Act” means the United States Food, Drug and Cosmetic Act, as may be amended from time to time, to the extent applicable.

(b) “AE” means, with respect to use of the Biological Material, any adverse event within the meaning of applicable FDA regulations, and including, without limitation, any unfavorable and unintended sign (including, without limitation, an abnormal laboratory finding), exacerbation of a pre-existing condition, intercurrrent illness, drug interaction, significant worsening of a disease under investigation or treatment, significant failure of expected pharmacological or biological action, or symptom or disease temporally associated with the use of such Biological Material, which event is associated with the use of the Biological Material in the Research Study.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

(c) “Agreement” means this Material Transfer Agreement, together with all Exhibits attached hereto and all amendments hereto executed by all Parties.

(d) “Biological Materials” means the vascular endothelial growth factor-2 gene referred to as “VEGF-2” and proprietary naked plasmid DNA encoding for VEGF-2, including the plasmid DNA sometimes referred to as “phVEGF-2” or “pVGI.1(VEGF2),” together with any Progeny, Derivatives and Modifications therefrom.

(e) “Corautus Confidential Information” shall mean all Documentation and any other data or information that is of value to Corautus and is not generally known to competitors of Corautus. To the extent consistent with the foregoing, Confidential Information includes information or data that (i) concerns the operations, facilities, manufacturing, clinical trials, pre-clinical studies, regulatory affairs and compliance, protocols, bench work, assay development, methodology, pricing, plans, affairs and businesses of Corautus and the financial affairs of Corautus, (ii) constitutes trade secrets under applicable law, or (iii) is marked confidential, restricted, proprietary or with a similar designation. Confidential Information also includes any information of the type described in this paragraph that Corautus obtains from another Person that Corautus or such other Person treats as proprietary or designates as confidential information, whether or not owned or developed by Corautus or such other Person. Notwithstanding the foregoing, such term shall not include any materials or information of the types specified above to the extent that such materials or information: (i) are or become generally utilized by other Persons engaged in the same business or activities in which Corautus utilized, developed or otherwise acquired such information or publicly known; (ii) are known to Recipient prior to receipt thereof and without any restrictions on disclosure in favor of Corautus; or (iii) are furnished to other Persons by Corautus with no restriction on disclosure.

(f) “Corautus Field of Use” means the use of Biological Materials for treating a peripheral neuropathy, including, without limitation, diabetic neuropathy.

(g) “Corautus Trials” means Corautus clinical trials under IND 7961 and 8205.

(h) “Derivative” means a substance which constitutes an unmodified functional sub-unit or product expressed by the Biological Materials, including, but not limited to, genes and regulatory sequences and proteins expressed by DNA or RNA.

(i) “Documentation” means the documents and information transferred by Corautus to Recipient for purposes of the Research Study described herein.

(j) “FDA” means the United States Food and Drug Administration.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

(k) “Intellectual Property” means all intellectual property rights, including (i) United States and other national patents and patent applications, divisions, continuations, continuations-in-part, reissues, renewals, reexaminations, requests for continued examination, supplemental registrations or extensions thereof, (ii) trademarks, whether registered or unregistered and applications for registration thereof, (iii) copyrights, whether registered or unregistered and applications for registration thereof, and (iv) trade secrets, know-how, technology, proprietary information and data, including formulae, procedures, plans, methods, processes, specifications, models, protocols, techniques and experimentation, and design, testing and manufacturing data, and products, compositions, and procedures.

(l) “Inventions” means findings, discoveries, inventions, additions, modifications, formulations, variations, enhancements, refinements or derivative works.

(m) “Joint Invention” means any Invention except a Recipient Invention or a VEGF Invention, whether patentable or not, first conceived and/or reduced to practice under the Research Study which could be described in a patent application, if one were to be filed, naming one or more employees and/or agents of Recipient and one or more employees and/or agents of Corautus as joint inventors as determined under U.S. patent laws

(n) “Law” means the Act and any other United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, rule of law or requirement, to the extent applicable.

(o) “Modification” means any material substantially based on, containing or incorporating a substantial element of the Biological Material, or any materials which are not new or not obviously distinct from the Biological Material.

(p) “Original Biological Materials” means the Biological Materials provided to Recipient under this Agreement, together with any Progeny, Derivatives and Modifications therefrom.

(q) “Party” or “Parties” means individually and collectively, respectively, Corautus and Recipient.

(r) “Person” means any natural person, corporation, limited liability company, partnership, limited partnership, joint venture, association, trust, firm, organization, governmental authority or other entity of any kind or nature.

(s) “Progeny” means any unmodified descendant from the Biological Material, including cell from cell, or organism from organism.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

(t) “Recipient Confidential Information” shall mean all Documentation and any other data or information that is of value to Recipient and is not generally known to competitors of Recipient. To the extent consistent with the foregoing, Confidential Information includes information or data that (i) concerns the operations, facilities, manufacturing, clinical trials, pre-clinical studies, regulatory affairs and compliance, protocols, bench work, assay development, methodology, pricing, plans, affairs and businesses of Recipient and the financial affairs of Recipient, (ii) constitutes trade secrets under applicable law, or (iii) is marked confidential, restricted, proprietary or with a similar designation. Confidential Information also includes any information of the type described in this paragraph that Recipient obtains from another Person that Recipient or such other Person treats as proprietary or designates as confidential information, whether or not owned or developed by Recipient or such other Person. Notwithstanding the foregoing, such term shall not include any materials or information of the types specified above to the extent that such materials or information: (i) are or become generally utilized by other Persons engaged in the same business or activities in which Recipient utilized, developed or otherwise acquired such information or publicly known; (ii) are known to Recipient prior to receipt thereof and without any restrictions on disclosure in favor of Recipient; or (iii) are furnished to other Persons by Recipient with no restriction on disclosure.

(u) “Recipient Patents” means those United States or foreign patents and/or applications listed on Exhibit B hereto as amended and modified from time to time by Recipient which such Exhibit is hereby incorporated herein by reference, the inventions disclosed therein, and any divisions, reissues, continuations, continuations in part or extensions relating or corresponding thereto, and disclosed in foreign patent application corresponding thereto.

(v) “Recipient Invention” means Inventions relating solely to the use of vascular endothelial growth factors for the treatment of diabetic neuropathy conceived and/or reduced to practice during the Research Study by use of the Original Biological Material, to the extent any patent applications or patents directed to such Inventions are not a Recipient Patent.

(w) “Research Study” means the Phase 1 clinical trial under IND 11572 entitled pVGI.1 (VEGF-2) Gene Transfer for Diabetic Neuropathy funded, in part, by a grant received by Recipient from the National Institutes of Health, and is pursuant to NIH Protocol No. 0402-632. The Research Study will be conducted at the facility of Recipient and through a subinvestigator at the New England Medical Center, Boston, Massachusetts.

(x) “VEGF Invention” means Inventions relating solely to the Original Biological Materials, including but not limited to manufacturing, use or techniques thereof. Specifically excluded from this definition are Recipient Inventions.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

1.02 Interpretation and Construction.

(a) References. Whenever reference is made in this Agreement to any Article, Section or Exhibit, such reference shall be deemed to apply to the specified Article or Section of, or the specified Exhibit to, this Agreement. The words “hereof,” “herein,” “hereby,” “hereinafter,” “hereunder” and words of similar import shall refer to material set forth in this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(b) Headings. Article, Section and other headings contained in this Agreement are inserted for convenience only and shall not be construed to define, interpret, describe or limit the scope, extent or intent of this Agreement or any provision hereof.

(c) Gender and Number. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

(d) Including. Words of inclusion shall not be construed as terms of limitation herein, so that references to “included” matters shall be regarded as non-exclusive, non-characterizing illustrations.

ARTICLE II

SUPPLY OF MATERIALS AND SCOPE OF USE

2.01 Supply of Original Biological Materials and Documentation. Corautus shall supply to Recipient the Original Biological Materials and the Documentation in such quantity and from such sources as are identified in Exhibit A attached hereto for the limited purposes stated herein; provided, however, that Corautus in its sole discretion may substitute Original Biological Materials from other sources.

2.02 Scope of Use. Recipient may use the Original Biological Materials and Documentation only at its facilities and at the facilities of the New England Medical Center, Boston, Massachusetts for the sole purpose of conducting the Research Study described herein. Except as expressly permitted hereby, Recipient shall not use any Original Biological Materials or Documentation in human subjects in any manner or for commercial purposes, including the use of such Original Biological Materials or Documentation to produce or manufacture products for sale. No Original Biological Materials or Documentation may be exported or otherwise transferred outside of the United States. Recipient may use the Original Biological Materials solely for the purpose of injecting in the limbs of patients as part of the Research Study and may not modify or alter the Original Biological Materials in any way or conduct any research with the Original Biological Materials other than the Research Study.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

2.03 Control and Use of Original Biological Materials. The principal investigator named in the Research Study shall administer the Original Biological Materials only to patients under his personal supervision or under the supervision of an investigator responsible to him.

2.04 Compliance with Laws.

(a) Original Biological Materials. Recipient shall use, handle, store and dispose of the Original Biological Materials in a safe manner consistent with the Handling Instructions set forth in Exhibit C-1 and in compliance with all Laws, including, without limitation, all requirements and guidelines of the National Institutes of Health and the FDA and all requirements relating to human and animal subjects and recombinant DNA. Recipient shall also comply with all Laws relating to the delivery of Original Biological Materials provided hereunder.

(b) Research Study. Recipient shall fully and timely discharge all obligations under all Laws or requirements of the FDA or National Institutes of Health with respect to the Research Study.

2.05 Records.

(a) Study Records. The Recipient and the principal investigator shall, and shall cause all investigators to, prepare and maintain Original Biological Materials records in accordance with the protocol approved for the Research Study and applicable Law. Properly organized Research Study records must be maintained and assistance provided for routine inspections and audits of such records by Corautus’ authorized representatives at mutually agreed upon reasonable times, including portions of pertinent records for all patients in the Research Study. Without limiting the generality of the foregoing, Recipient shall maintain a clinical trial material accountability log to maintain records of the Original Biological Materials. The cost of these inspections shall be borne by Corautus.

(b) Access and Reference. Recipient agrees that Corautus may reference and access the data in the Research Study to the extent requested by Corautus to support the Corautus Trials under IND 7961 and 8205, and Recipient will advise the FDA in writing of such rights of reference and access when requested by Corautus. Corautus must obtain the prior written consent of Recipient to reference and access the data in the Research Study to support Corautus Trials other than those under IND 7961 and 8205.

2.06 Reporting Obligations.

(a) Adverse Events. Recipient shall (i) adhere to all requirements of applicable Laws which relate to the reporting and investigation of AEs in the Research

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

Study and keep Corautus informed of such matters, (ii) promptly inform Corautus of any material safety or health incidents related to the Original Biological Materials in the Research Study, and (iii) promptly inform Corautus upon becoming aware of any unusual or unexpected reactions or events, malfunctions, safety or efficacy of or attributable to the Original Biological Materials and/or any regulatory authority action related thereto.

(b) Drug Safety Information. Recipient shall immediately provide Corautus with drug safety requests from all governmental and other regulatory authorities with respect to the Original Biological Materials. Proposed answers by Recipient affecting Original Biological Materials will be provided to Corautus before submission, and the Parties shall cooperate with respect to such answers.

(c) Regulatory Actions. Recipient shall advise Corautus of any regulatory action of which it is aware which would affect the Original Biological Materials.

(d) Governmental Inspection. Recipient shall advise Corautus of any governmental communication, inspection or report relating to the Original Biological Materials which it is aware and which might reasonably be expected to affect the Original Biological Materials. Any response to a regulatory notice relating to the Original Biological Materials or such Law shall be prepared jointly by the Parties.

2.07 Nature of Original Biological Materials. All Original Biological Materials provided hereunder should be considered experimental in nature, may contain hazardous properties and should be handled by Recipient with appropriate safety precautions, including, without limitation, as provided in Section 2.03 herein. CORAUTUS HEREBY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE ORIGINAL BIOLOGICAL MATERIALS AND DOCUMENTATION, INCLUDING, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. Notwithstanding the foregoing, Corautus warrants that all Original Biological Materials meet the Certificate of Analysis as set forth in Exhibit B or any other similar certificate of analysis provided by Corautus in connection with Original Biological Materials.

ARTICLE III

LICENSES AND INTELLECTUAL PROPERTY

3.01 Limited License. Subject to the terms and conditions of this Agreement, Corautus hereby grants to Recipient a non-exclusive, non-transferable and royalty-free license (without the right to sublicense) to use the Original Biological Materials and Documentation for the sole purpose of conducting the Research Study described herein. Except as specifically provided in this Section 3.01, no express or implied licenses or

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

other rights are provided to Recipient under any Intellectual Property rights of Corautus. Without limiting the foregoing, no express or implied license or other rights are provided to use the Original Biological Materials and Documentation for any purpose other than as specifically allowed in Section 2.02 herein.

3.02 Transfers and Sublicenses. Recipient shall retain physical control of the Original Biological Materials and Documentation and shall not sell, license, distribute or otherwise transfer or provide access to any Original Biological Materials or Documentation, or any portion thereof, to any other Person without the prior written consent of Corautus. The limited license granted pursuant to Section 3.01 herein may not be sublicensed to any other Person. Notwithstanding the foregoing, portions of the Original Biological Materials may be provided by Recipient to a subinvestigator at the New England Medical Center, Boston, Massachusetts to use in its Research Study, but Recipient shall nevertheless be responsible to Corautus for all obligations hereunder.

3.03 Ownership and Inventions.

(a) Pre-Existing Corautus Rights. Both Parties acknowledge and agree that Corautus retains ownership of all right, title and interest in and to the Original Biological Materials, Documentation, Corautus Confidential Information and all Intellectual Property of Corautus, subject only to the limited license granted in Section 3.01 herein.

(b) Pre-Existing Recipient Rights. Both Parties acknowledge and agree that Recipient retains ownership of all right, title and interest in and to Recipient Confidential Information, Recipient Patents, Recipient Invention, Research Study, and all Intellectual Property of Recipient, subject only to the right of first refusal granted in Section 3.03(g) herein.

(c) Joint Inventions by Both Parties. If Joint Invention is conceived, discovered or reduced to practice by the Parties, the Parties agree to reasonably assist each other in obtaining patent protection for any such Joint Invention. Notwithstanding the foregoing, the parties shall negotiate in good faith an agreement covering the terms and conditions under which any such Joint Invention shall be protected and exploited, including but not limited to, which party shall control protection and exploitation of such Joint Invention, the sharing of expenses relating to any patent applications that may be filed covering such Joint Invention and any profits and royalties in respect of such Joint Invention.

(d) New Inventions by A Party. Each Party shall retain all right, title and interest in any and all Intellectual Property in and to Inventions, other than VEGF Inventions or Recipient Inventions, conceived, discovered or reduced to practice solely by that Party pursuant to performance under this Agreement.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

(e) Ownership of VEGF Inventions. Notwithstanding anything herein to the contrary, regardless of which Party discovered or reduced to practice any VEGF Invention, Corautus shall own all right, title and interest in and to all VEGF Inventions, and Recipient hereby assigns to Corautus all of its right, title and interest in and to such VEGF Inventions and agrees to execute any documents necessary to record or otherwise perfect such assignment.

(f) Ownership of Recipient Inventions. Notwithstanding anything herein to the contrary, regardless of which Party discovered or reduced to practice any Recipient Invention, Recipient shall own all right, title and interest in and to all Recipient Inventions, and Corautus hereby assigns to Recipient all of its right, title and interest in and to such Recipient Inventions and agrees to execute any documents necessary to record or otherwise perfect such assignment.

(g) Recipient Inventions: Option. Recipient hereby grants to Corautus the right and option to acquire an exclusive, worldwide royalty bearing license with right to sublicense under Recipient Inventions in the Corautus Field of Use for the life of any patent to be issued with respect to the Recipient Inventions. There shall be no milestone payments, and the royalty under any such license shall not exceed *** of net sales. This option may be exercised as to a Recipient Invention at any time during the one year period commencing on the date Recipient gives written notice to Corautus that Recipient has filed a patent application covering such Recipient Invention.

3.04 Integrity of Original Biological Materials. Except as specifically authorized by Corautus as part of the Research Study described herein, Recipient shall not analyze, or have analyzed, the composition or formulation of any Original Biological Materials.

3.05 Protection of Corautus Confidential Information.

(a) Confidentiality of Corautus Confidential Information. During the Term of this Agreement and for a period of seven (7) years after the termination of this Agreement, whether at the instance of any Party, Recipient shall not, except as expressly authorized or directed by Corautus, use, copy, or disclose, or permit any unauthorized Person access to, any Corautus Confidential Information; provided, however, Recipient may disclose Corautus Confidential Information to such of its employees and to subinvestigators at the New England Medical Center who have a need to know in connection with the performance of the Research Study described herein and have executed nondisclosure agreements obligating such Persons to keep the Corautus Confidential Information confidential in accordance herewith, or are otherwise bound by similar confidentiality obligations. Failure to mark any of the Corautus Confidential Information as confidential shall not affect its status as Corautus Confidential Information under this Agreement.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

***	CONFIDENTIAL TREATMENT REQUESTED

(b) Disclosure Required by Legal Process. Any disclosure by Recipient of Corautus Confidential Information required by legal process or requirement of a governmental regulatory authority shall only be made to the extent required by legal process or such governmental authority and after providing Corautus with prompt notice thereof in order to permit Corautus to seek an appropriate protective order or exemption.

(c) Return of Corautus Confidential Information. Upon the termination of this Agreement for any reason, whether at the instance of any Party, Recipient shall return to Corautus, upon demand, all Documentation and other Corautus Confidential Information in its possession or, upon demand, destroy such Corautus Confidential Information and provide a duly authorized and executed certificate to Corautus of such destruction.

3.06 Protection of Recipient Confidential Information.

(a) Confidentiality of Recipient Confidential Information. Subject to the provisions of Section 2.05(b) hereof, during the Term of this Agreement and for a period of seven (7) years after the termination of this Agreement, whether at the instance of any Party, Corautus shall not, except as expressly authorized or directed by Recipient, use, copy, or disclose, or permit any unauthorized Person access to, any Recipient Confidential Information; provided, however, Corautus may disclose Recipient Confidential Information to such of its employees and investigators who have a need to know in connection with the performance of the Corautus Trials and have executed nondisclosure agreements obligating such Persons to keep the Recipient Confidential Information confidential in accordance herewith, or are otherwise bound by similar confidentiality obligations. Failure to mark any of the Recipient Confidential Information as confidential shall not affect its status as Recipient Confidential Information under this Agreement.

(b) Disclosure Required by Legal Process. Any disclosure by Corautus of Recipient Confidential Information required by legal process or requirement of a governmental regulatory authority shall only be made to the extent required by legal process or such governmental authority and after providing Recipient with prompt notice thereof in order to permit Recipient to seek an appropriate protective order or exemption.

(c) Return of Recipient Confidential Information. Subject to the provisions of Section 2.05(b) hereof, upon the termination of this Agreement for any reason, whether at the instance of any Party, Corautus shall return to Recipient upon demand, all Documentation and other Recipient Confidential Information in its possession or, upon demand, destroy such Recipient Confidential Information and provide a duly authorized and executed certificate to Recipient of such destruction.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

3.07 Publications and Publicity.

(a) Recipient Publications. In the event Recipient or any of its investigators, desires to publish any previously unpublished data or patient summaries concerning the Research Study or any results of the Research Study, whether by means of publication in scientific journals or at seminars or conferences or otherwise, the Recipient or such investigator shall provide Corautus with at least sixty (60) days written notice prior to the proposed date of submission of such data or information for publication, which notice shall be accompanied by the proposed publication (e.g., abstract, manuscript, or grant application). Recipient will consider in good faith any comments that Corautus may have regarding any proposed publication.

(b) Corautus Publications. In the event Corautus desires to publish any previously unpublished data or patient summaries concerning the Research Study or any results of the Research Study and obtained under paragraph 2.05(b) above, whether by means of publication in scientific journals or at seminars or conferences or otherwise, Corautus shall provide Recipient with at least sixty (60) days written notice prior to the proposed date of submission of such data or information for publication, which notice shall be accompanied by the proposed publication (e.g., abstract, manuscript, or grant application). Corautus will consider in good faith any comments that Recipient may have regarding any proposed publication.

(c) Publicity and Marks. Neither Party may use any name, trade name, logo, trademark or service mark of the other part in any form or publicity in connection with the Research Study or this Agreement without the prior written consent of the other party.

ARTICLE IV

TERM AND TERMINATION

4.01 Term. This Agreement shall be effective as of August 1, 2004, and shall continue in effect until the Research Study is concluded and all obligations of the Parties to the other with respect to the Research Study and the Agreement are fulfilled.

4.02 Remedies for Default. If either Party breaches this Agreement and does not cure such breach within sixty (60) days of receipt of written notice thereof from the other Party, any non-breaching Party may seek any and all remedies available at law or in equity.

4.03 Disposal of Original Biological Materials. Upon the termination of the Research Study, Recipient shall immediately discontinue its use of Original Biological Materials and Documentation and destroy or return, at Corautus’s request, all quantities of Original Biological Materials and Documentation in its possession.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

4.04 Indemnification; Limitation of Damages. Recipient shall indemnify, hold harmless and defend Corautus, its affiliates and their respective employees, agents, officers and directors (hereinafter collectively, the “Corautus Indemnitees”), from and against any and all claims or suits arising out of the Research Study resulting from any gross negligence or intentional wrongful act or omission of the Recipient or any of its employees. This indemnification shall include, but not be limited to, reimbursement of all costs, including reasonable attorneys’ fees, incurred in the defense of the claim or suit and any judgment or settlement. Recipient’s obligation to defend and indemnify the Corautus Indemnitees shall be subject to the requirements that: (a) Corautus Indemnitees shall notify the Recipient promptly of any claim; provided, however, delay in notice shall be excused if Recipient is not prejudiced by the delay, (b) the Corautus Indemnitee shall cooperate fully in the handling of the claim, (c) the Recipient shall have, at its discretion, sole control of the defense of such claim, provided Recipient first acknowledges in writing its obligations to indemnify the Corautus Indemnitee and provided further that no settlement of a Third Party claim (other than a monetary settlement) may be effected by Recipient that has an adverse impact upon Corautus without Corautus’ prior written consent which consent shall not be unreasonably withheld or delayed, and (d) the Recipient shall not be responsible for any costs or expenses associated with the settlement of any claim, demand or lawsuit made by a Corautus Indemnitee without the prior written consent of the Recipient. Notwithstanding the foregoing, Corautus Indemnitee shall have the right at any time to employ separate counsel at Corautus’ expense and to control its own defense of any such claim or proceeding, if a conflict or potential conflict existing between the Corautus Indemnitee and the Recipient would make such separate representation advisable under applicable standards of professional conduct. Further, notwithstanding the foregoing, the Recipient’s liability for claims for indemnification as provided herein shall be satisfied only through, and to the extent of payments or reimbursements resulting from, Recipient’s insurance coverage.

Corautus will not be liable to Recipient for any losses suffered by or against Recipient arising from the Original Biological Materials or this Agreement, except to the extent caused by the gross negligence or willful misconduct of Corautus.

4.05 Limitation of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY INDEMNIFIED PERSON FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING LOSS OF PROFITS OR REVENUE, REGARDLESS OF ANY KNOWLEDGE OR NOTIFICATION OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

ARTICLE V

NOTICES

5.01 Notices. Except as otherwise provided herein, any notice, request, demand, instruction or other document to be given hereunder by either Party hereto to the other Party hereto shall be in writing and sent by facsimile or delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, and addressed as set forth below or such other address for a Party as shall be specified by like notice.

if to Corautus:	Corautus Genetics Inc. 75 Fifth Street, NW, Suite 313 Atlanta, GA 30308 Fax: (404) 526-6218 Attention: Chief Executive Officer

if to Recipient:	Caritas St. Elizabeth’s Medical Center of Boston, Inc. 736 Cambridge Street Boston, MA 02135 Fax: 617-562-7142 Attention: John D. Burke

with a Copy to:	The Rogers Law Firm 100 Cambridge Street 20th Floor, Suite 2000 Boston, MA 02114 Facsimile No.: 617-723-1180 Attn: Wilson d. Rogers, Jr., Esq.

Any notice sent by facsimile shall be deemed to have been duly given to the Party to whom it is sent upon written confirmation of receipt, provided that a copy of such fax is delivered personally or mailed to the recipient within one business day of the date of the fax, in the manner herein provided. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party or the office of such Party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

ARTICLE VI

MISCELLANEOUS

6.01 Entire Agreement. This Agreement (including its Exhibits, which are incorporated herein) constitutes the entire agreement between the Parties and supersedes any prior understanding or agreement between them respecting the Research Study.

6.02 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by both Parties hereto.

6.03 No Waiver. No waiver of any provision hereof will be valid or binding on the Parties hereto, unless such waiver is in writing and signed by or on behalf of the Parties hereto, and no waiver on one occasion shall be deemed to be a waiver of the same or any other provision hereof in the future.

6.04 Severability. In case any one or more of the provisions contained in this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect against either Party, such invalidity, illegality, or unenforceability shall only apply to such Party in the specific jurisdiction where such judgment shall be made, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except that this Agreement shall not be reformed in any way that will deny to any Party the essential benefits of this Agreement or materially alter its obligations hereunder, unless such Party waives in writing its rights to such benefits or agrees in writing to a modification of its obligations.

6.05 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and the respective successors and assigns thereof. Neither Party may assign its rights, duties or obligations hereunder or any part thereof to any other Person without the prior written consent of the other Party.

6.06 No Third-Party Beneficiaries. With the exception of the Parties to this Agreement, there shall exist no right of any Person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

6.07 Survival. The Parties’ respective obligations hereunder which by their nature would continue beyond the termination, cancellation or expiration of this Agreement.

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CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement on August 10, 2005 to be effective as of August 1, 2004.

CORAUTUS GENETICS INC.,
a Delaware corporation

By:	/s/ Richard E. Otto
Richard E. Otto
Chief Executive Officer & President

CARITAS ST. ELIZABETH’S MEDICAL
CENTER OF BOSTON, INC.

By:	/s/ John D. Burke
John D. Burke
Vice President, Institutional Research

CONFIDENTIAL AND PROPRIETARY

Contains Confidential and/or Proprietary Information.

May not be disclosed except as provided in this Agreement.

Exhibit A

Clinical Materials

(As of July 12, 2005)

***

***	Confidential Treatment Requested

EXHIBIT B

RECIPIENT PATENTS

Title of Invention: ANGIOGENIC GROWTH FACTORS FOR TREATMENT OF PERIPHERAL NEUROPATHY

Inventor: Jeffrey M. Isner

Assignee: Caritas St. Elizabeth’s Medical Center of Boston, Inc.

Country	Application Serial No.	Filing Date
United States	09/546,733	04/11/2000 (Earliest priority date: 04/15/1999)

Australia	43427/00 (Based on PCT/US00/09765)	04/11/2000

Canada	2365434 (Based on PC/US00/09765	04/11/2000

Europe	00923272.9 [Publication No.: 1169052] (Based on PCT/US00/09765)	04/11/2000

Hong Kong	02104139.2 [Publication No.: 1042250] (Based on PCT/ US00/09765)	04/11/2000

EXHIBIT C

DOCUMENTATION

C-1	Certificate of Analysis (GH00401-3)

C-2	Certificate of Analysis (TFP-03016)

C-3	Handling Instructions for Clinical Trial Material

C-1 Certificate of Analysis (GH00401-3)

[TO BE INSERTED]

C-2 Certificate of Analysis (TFP-03016)

[TO BE INSERTED]

C-3 Handling Instructions for Clinical Trial Material

***

***	Confidential Treatment Requested